Exhibit 21
DANA INCORPORATED
Consolidated Subsidiaries as of December 31, 2018*

Name of Company    Jurisdiction of Incorporation or Organization

Allied Transmissions (S.E.A.) PTE LTD    Singapore
BPE SRL    Italy
Brevini (Yancheng) Fluid Power CO    China
Brevini Canada Limited    Canada
Brevini Espana S.A.    Spain
Brevini Fluid Power Beijing Co. Ltd.    China
Brevini Fluid Power GmbH    Germany
Brevini Fluid Power South East Asia Pte Ltd    Singapore
Brevini Fluid Power UK Limited    United Kingdom
Brevini India Ltd    India
Brevini International Holding B.V.    Netherlands
Brevini Ireland Limited    Ireland
Brevini Japan Ltd    Japan
Brevini Korea Co., Ltd.    Korea
Brevini Latino-Americana Ind. & Co. Ltd.    Brazil
Brevini New Zealand Limited    New Zealand
Brevini Power Transmission Reduktor Sanayi ve Ticared Ltd Sirteki    Turkey
Brevini S.E. Asia Pte Ltd    Singapore
Brevini Thailand Co. Ltd.    Thailand
Brevini Yancheng Planetary Drives Co. Ltd.    China
D.E.H. Holdings SARL     Luxembourg
Dana (Chongqing) Driveline Technology Co. Ltd.    China
D-Gestiona, S. de R.L. de C.V.    Mexico
Dana (Deutschland) Grundstuckverwaltungs GmbH     Germany
Dana (Wuxi) Technology Co. Ltd.     China
Dana Australia (Holdings) Pty. Ltd.     Australia
Dana Australia Pty. Ltd.     Australia
Dana Automocion, S.A.     Spain
Dana Automotive (Gibraltar) Limited    Gibraltar
Dana Automotive Aftermarket, Inc.     Delaware
Dana Automotive Systems Group, LLC     Ohio
Dana Belgium NV     Belgium
Dana Brazil Commercial Vehicle LLC    Delaware
Dana Brazil Holdings I LLC     Virginia
Dana Canada Corporation     Canada
Dana Canada Electric Holdings ULC    Canada
Dana Canada Holding Company    Canada
Dana Canada Investment ULC    Canada
Dana Canada LP     Canada
Dana Comercializadora, S. de R.L. de C.V.     Mexico
Dana Commercial Vehicle Manufacturing, LLC     Ohio
Dana Commercial Vehicle Products, LLC     Ohio
Dana de México Corporacion, S. de R.L. de C.V.     Mexico
Dana de México Holdings S. de R.L. de C.V.    Mexico
Dana Driveshaft Manufacturing, LLC     Ohio
Dana Driveshaft Products, LLC     Ohio
Dana Equipamentos Ltda.     Brazil
Dana Europe GmbH    Switzerland
Dana European Holdings Luxembourg S.à r.l.    Luxembourg
Dana Financial Services Ireland Limited    Ireland
Dana Financing Luxembourg S.à r.l.    Luxembourg
Dana Fluid Power Distribution S.r.l.    Italy
Dana Fluid Power Veneto S.r.l.    Italy

Name of Company    Jurisdiction of Incorporation or Organization

Dana Global Luxembourg S.à r.l.    Luxembourg
Dana Global Manufacturing S.à r.l.    Luxembourg
Dana Global Products, Inc.     Michigan
Dana GmbH     Germany
Dana Heavy Axle Mexico S.A. de C.V.     Mexico
Dana Heavy Vehicle Systems Group, LLC     Ohio
Dana Holding GmbH     Germany
Dana Holdings SRL     Argentina
Dana Hong Kong Holding Limited     Hong Kong
Dana Hungary kft     Hungary
Dana India Private Limited     India
Dana India Technical Centre Private Limited     India
Dana Industrias Ltda.     Brazil
Dana International Luxembourg S.à r.l.    Luxembourg
Dana Investment GmbH     Germany
Dana Italia, S.r.l.     Italy
Dana Japan, Ltd.     Japan
Dana Korea Co. Ltd.    Korea
Dana Light Axle Manufacturing, LLC     Ohio
Dana Light Axle Products, LLC     Ohio
Dana Limited     Ohio
Dana Manufacturing Luxembourg S.à r.l.    Luxembourg
Dana Motion Systems Italia S.r.l.    Italy
Dana Off Highway Products, LLC     Ohio
Dana Power Transmission France    France
Dana San Luis S.A.    Argentina
Dana SAC Australia Pty Ltd    Australia
Dana SAC Benelux B.V.    Netherlands
Dana SAC Danmark AS    Denmark
Dana SAC Finland Oy    Finland
Dana SAC France    France
Dana SAC Mexico, S.A. de C.V.    Mexico
Dana SAC Norway AS    Norway
Dana SAC South Africa (PTY) Ltd    South Africa
Dana SAC UK Limited    United Kingdom
Dana SAC USA Inc.    Ohio
Dana SAS     France
Dana Sealing Manufacturing, LLC     Ohio
Dana Sealing Products, LLC     Ohio
Dana Service and Assembly Center Sweden AB    Sweden
Dana Spicer (Thailand) Limited     Thailand
Dana Spicer Axle South Africa (Pty) Ltd.    South Africa
Dana Spicer Europe Limited     United Kingdom
Dana Spicer Industria e Comercio Autopecas Ltda.     Brazil
Dana Thermal Products, LLC     Ohio
Dana UK Automotive Systems Limited     United Kingdom
Dana UK Axles Limited     United Kingdom
Dana UK Driveshaft Limited     United Kingdom
Dana World Trade Corporation     Delaware
Elveveien 38 AS (Norway)    Norway
Fujian Spicer Drivetrain System Co., Ltd.     China
Industria de Ejes y Transmissiones S.A.     Colombia
Kiinteisto Oy Espoon Luoteisrinne 7    Finland
Modular Hydraulic Process    France
O.T. Oil Technology S.r.l.    Italy
PIV Drives GmbH    Germany
Reinz-Dichtungs-GmbH     Germany

Name of Company    Jurisdiction of Incorporation or Organization

ROC Spicer, Ltd.     Taiwan
SCI-Investir    France
SF Dana Mexico, S. de R.L. de C.V.    Mexico
Shanghai Brevini Gearboxes Co. Ltd.    China
Shenyang Spicer Driveshaft Co. Ltd.    China
Spicer Axle Australia Pty Ltd.     Australia
Spicer Ayra Cardan, S.A.     Spain
Spicer Ejes Pesados S.A.     Argentina
Spicer France S.A.S.     France
Spicer Gelenkwellenbau GmbH     Germany
Spicer Heavy Axle & Brake, Inc.     Michigan
Spicer India Private Limited     India
Spicer Nordiska Kardan AB     Sweden
Tai-Ya Investment (HK) Co., Ltd.     Hong Kong
Tecnologia de Mocion Controlada S. de R.L. de C.V.     Mexico
Thermal Products France SAS     France
TM4 Inc.    Canada
Transejes Ecuador CIA. Ltda.    Ecuador
Transejes Transmissiones Homocineticas de Colombia S.A.     Colombia
Victor Reinz India Private Limited     India
Victor Reinz Valve Seals, L.L.C.     Indiana
Warren Manufacturing LLC    Delaware
Wrenford Insurance Company Limited     Bermuda

*	Subsidiaries not shown by name in the above list, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.